SETTLEMENT AND LICENSE AGREEMENT

THIS SETTLEMENT AND PATENT CROSS-LICENSE AGREEMENT (the “Settlement and License Agreement”) is entered on April 3, 2006 (the “Effective Date”) by and among LML Patent Corp., a Delaware corporation having its principal place of business at Corporation Trust Centre, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801, LML Payment Systems, Inc., a Canadian entity with its principal place of business at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada V6E4G1 and LML Payment Systems Corp., a Delaware corporation with its principal place of business at 1330 RiverBend Drive, Suite 600, Dallas, Texas 75247 (collectively “LML”), and TeleCheck Services, Inc. and TeleCheck International, Inc., both Delaware corporations having their principal place of business at 5251 Westheimer Road, Houston, Texas 77056 (collectively “TeleCheck”) and First Data Corp., a Delaware corporation with its principal place of business at 6200 South Quebec Street, Greenwood Village, CO 80111.

RECITALS

WHEREAS, LML Patent Corp. owns rights in certain U.S. Patents related to making, using, offering for sale and selling electronic check conversion systems and services;

WHEREAS, TeleCheck International, Inc. owns rights in certain U.S. Patents related to making, using, offering for sale and selling checking systems and services;

WHEREAS, LML Patent Corp. filed suit against TeleCheck Services, Inc. in the United States District Court for the District of Delaware, Case No. CA-04-858, alleging infringement of certain LML Patent Corp. patents by certain of TeleCheck’s products, systems and/or services;

WHEREAS, TeleCheck International, Inc. filed suit against LML Payment Systems, Inc. and LML Payment Systems Corp. in the United States District Court for the Eastern District of Texas, Case No. 2:05CV270, alleging infringement of certain TeleCheck patents by certain of LML’s products, systems and/or services, and where LML asserted certain antitrust and other counterclaims.

WHEREAS, LML, First Data Corp., and TeleCheck desire to cross-license the asserted patents and the parties desire to settle all litigation between them.

NOW, THEREFORE, in consideration of the covenants contained in this Settlement and License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS.

The following terms, when used in this License Agreement with initial capital letters, shall have the respective meanings set forth in this Section 1.

1.1.	“Confidential Information” has the meaning set forth in Section 6.

1.2.	“Current LML Products” means products or services commercially offered by LML as of the Effective Date, as well as minor or insubstantial variations in such products or services.

1.3.	“Effective Date” has the meaning set forth in the preamble.

1.4.
 “First Data Corp.” means First Data Corporation and any entity controlled by First Data Corp. and/or controlled by any such controlled companies, as of the Effective Date or thereafter. For purposes of this Agreement, an entity will be deemed to “control” or be “controlled” by another entity if (a) the controlling entity owns or controls, directly or indirectly, 30% or more of the voting power of the shares or other interests entitled to vote for the directors or other governing authority of the controlled entity; (b) if the controlling entity has a legal or beneficial interest in the controlled entity of 30% or more of the controlled entity’s revenue or capital accounts; or (c) if the controlling entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled entity.

1.5.	“FDC Customer” means any person or entity that purchases, licenses or otherwise receives services from First Data Corp. or TeleCheck for its own use or for sale, license, or transfer to any party.

1.6.
“LML Licensed Patents” means U.S. Patent Nos. 6,354,491; 6,283,366; 6,164,528; and 5,484,988, including any continuations, continuations-in-part, divisionals, extensions, reexaminations, reissues or renewals thereof, and specifically including any reissues of what was U.S. Patent No. 6,547,129.

1.7.	“Licensed Patents License Term” means the time period beginning on the Effective Date and ending on the date of expiration of the last to expire of the TeleCheck and LML Licensed Patents.

1.8.
“LML” means LML Patent Corp., LML Payment Systems, Inc. and/or LML Payment Systems Corp., and any entity controlled by LML and/or controlled by any such controlled companies as of the Effective Date or thereafter. For purposes of this Agreement, an entity will be deemed to “control” or be “controlled” by another entity if (a) the controlling entity owns or controls, directly or indirectly, 30% or more of the voting power of the shares or other interests entitled to vote for the directors or other governing authority of the controlled entity; (b) if the controlling entity has a legal or beneficial interest in the controlled entity of 30% or more of the controlled entity’s revenue or capital accounts; or (c) if the controlling entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled entity.

1.9.
“Other FDC Patents” means any U.S. Patents owned by First Data Corp. or TeleCheck as of the Effective Date, other than the TeleCheck Licensed Patents, as well as any patents obtained or acquired by First Data Corp. or TeleCheck after the Effective Date and before January 16, 2013.

1.10.
“Other LML Patents” means any U.S. Patents owned by LML as of the Effective Date, other than the LML Licensed Patents, as well as any patents obtained or acquired by LML after the Effective Date and before January 16, 2013.

1.11.	“Other Patents License Term” means the time period beginning on the Effective Date and ending on January 16, 2013.

1.12.	“Parties” means LML, First Data Corp. and TeleCheck, collectively.

1.13.	“Party” means each of LML, First Data Corp. and TeleCheck, individually.

1.14.	“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or similar organization or any other legal entity.

1.15.
“TeleCheck” means TeleCheck International, Inc. and/or TeleCheck Systems, Inc. and any entity controlled by TeleCheck and/or controlled by any such controlled companies, as of the Effective date or thereafter. For purposes of this Agreement, an entity will be deemed to “control” or be “controlled” by another entity if (a) the controlling entity owns or controls, directly or indirectly, 30% or more of the voting power of the shares or other interests entitled to vote for the directors or other governing authority of the controlled entity; (b) if the controlling entity has a legal or beneficial interest in the controlled entity of 30% or more of the controlled entity’s revenue or capital accounts; or (c) if the controlling entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled entity.

1.16.	“TeleCheck Licensed Patents” means U.S. Patent Nos. 5,679,938 and 5,679,940, including any continuations, continuations-in-part, divisionals, extensions, reexaminations, reissues or renewals thereof.

2.	SETTLEMENT OF THE LITIGATION.

2.1.
Stipulated Dismissal: Within three (3) business days of the Effective Date, the parties shall file with the respective Courts Stipulated Dismissals with prejudice substantially in the form attached hereto as Exhibits 1 and 2.

2.2.
No Award of Fees or Costs. Each party shall bear responsibility for its own costs and fees associated with the litigation and no request, motion, petition or otherwise for such fees and/or costs shall be made to either Court.

2.3.
No Attempt To Invalidate. LML, First Data Corp. and TeleCheck agree that, in absence of a subpoena or court order requiring their participation or support, no party shall take any action, participate in or support any suit, claim, action, litigation, administrative proceedings, or proceeding of any nature brought by or against the other that concerns or challenges the validity or enforceability of any of the LML Licensed Patents, the Other LML Patents, the TeleCheck Licensed Patents, or the Other FDC Patents. This Section 2.3 shall not apply to litigation between the Parties properly brought notwithstanding the provisions of this Settlement and License Agreement.

2.4.
Retention of Jurisdiction to Enforce This Agreement. The United States District Court for the District of Delaware shall retain jurisdiction for purposes of enforcing the terms of this Settlement and License Agreement.

3.	LICENSE OF RIGHTS.

3.1.
LML License Grant - LML Licensed Patents. LML Patent Corp. hereby grants to First Data Corp. and TeleCheck, and First Data Corp. and TeleCheck hereby accept from LML Patent Corp., a non-exclusive, fully-paid, license under the LML Licensed Patents during the Licensed Patents License Term. LML further grants to FDC Customers, for products and services purchased from First Data Corp. or TeleCheck, a non-exclusive, fully-paid, license under the LML Licensed Patents during the Licensed Patents License Term.

3.2.
LML License Grant - LML Other Patents. LML Patent Corp. hereby grants to First Data Corp. and TeleCheck, and First Data Corp. and TeleCheck hereby accept from LML Patent Corp., a non-exclusive, fully-paid, license under the Other LML Patents during the Other Patents License Term. LML further grants to FDC Customers, for products and services purchased from First Data Corp. or TeleCheck, a non-exclusive, fully-paid, license under the Other LML Patents during the Other Patents License Term. Following the Other Patents License Term, in any suit brought by LML that alleges infringement of any Other LML Patent by First Data Corp. or TeleCheck, LML shall not seek, and will not be entitled to recover, damages for any alleged infringement by First Data Corp. or TeleCheck during the period of the Other Patents License Term.

3.3.
TeleCheck License Grant - TeleCheck Licensed Patents. TeleCheck International, Inc. hereby grants to LML, and LML hereby accepts from TeleCheck International, Inc., a non-exclusive, fully-paid, license under the TeleCheck Licensed Patents during the Licensed Patents License Term.

3.4.
First Data Corp. and TeleCheck License Grant - Other FDC Patents. First Data Corp. and TeleCheck hereby grant to LML, and LML hereby accepts from First Data Corp. and TeleCheck, a non-exclusive, fully-paid, license under the Other FDC Patents for all Current LML Products during the Other Patents License Term. The licenses granted under this Section 3.4 shall not apply to any LML products other than Current LML Products. Notwithstanding the other provisions of this Agreement, the licenses granted under this Section 3.4 shall be personal to LML and not assignable and not otherwise transferable, including in the event all or substantially all the asserts of LML or any unit thereof are acquired by another entity. Following the Other Patents License Term, in any suit brought by First Data Corp. or TeleCheck that alleges infringement of any Other FDC Patent by LML due to its making, using, selling or offering to sell any Current LML Product, neither First Data Corp. nor TeleCheck shall seek, and neither will be entitled to recover, damages for any alleged infringement by LML during the period of the Other Patents License Term.

3.5.
No Transfer of License Grant. Except as expressly provided for in Section 10.2 and 3.8, the licenses granted under Sections 3.1, 3.2 and 3.3 of this Settlement and License Agreement are not assignable or transferable.

3.6.	No Right to Sublicense. The licenses granted hereunder do not include the right to grant sublicenses.

3.7.
No Implied License. Except as expressly provided herein, nothing in this Settlement and License Agreement is intended to grant any rights or license, express or implied, to either Party in or to any intellectual property owned, licensed or controlled by the other Party.

3.8.
Controlled Entities. The licenses granted under Sections 3.1, 3.2 and 3.3 of this Agreement shall remain with any controlled entity, as defined in Sections 1.4, 1.8 and 1.15, in the event such controlled entity ceases to be a controlled entity after the Effective Date. First Data Corp. and TeleCheck warrant that neither party has an intention of utilizing the provisions of this Agreement for the mere purpose of shielding companies from the LML Licensed Patents and Other LML Patents by passing entities through the control of First Data Corp. or TeleCheck. LML warrants that it does not have an intention of utilizing the provisions of this Agreement for the mere purpose of shielding companies from the TeleCheck Licensed Patents by passing entities through the control of LML.

3.9.
Within thirty (30) days after the Effective Date, LML shall make reasonable efforts to compile documentation sufficient to show the features and functioning of Current LML Products. LML will provide notice to First Data Corp. and TeleCheck that such documentation has been collected pursuant to this Section 3.4 and placed in secured, off-site storage. LML shall maintain such documentation for a period of six years following the end of the Other Patents License Term.

4.	MUTUAL RELEASE.

4.1.
LML, for itself and its successors, assigns, affiliates, and licensees, hereby releases and forever discharges First Data Corp., TeleCheck and any parents, subsidiaries, affiliates, directors, officers, employees and agents from any and all causes of action in law or at equity related to the LML Licensed Patents, whether known or unknown, which may have arisen prior to the Effective Date.

4.2.
First Data Corp. and TeleCheck, for themselves and their successors, assigns, affiliates, and licensees, hereby releases and forever discharges LML and any parents, subsidiaries, affiliates, directors, officers, employees and agents from any and all causes of action in law or at equity related to the TeleCheck Licensed Patents, whether known or unknown, which may have arisen prior to the Effective Date.

5.	PAYMENTS.

5.1.
Release Fee And Other Payment. As part of the consideration for this Settlement and License Agreement First Data Corp. or TeleCheck agrees to pay LML Patent Corp. Fifteen Million ($15,000,000.00) U.S. Dollars by wire transfer to the following account within fourteen calendar days of the Effective Date:

Beneficiary:	LML Patent Corp.
Beneficiary Address:	1330 Riverbend Drive, Suite 600 Dallas, Texas 75247
Bank Name:	Bank of America
Bank Address:	Tampa, Florida
Bank Account #:
Bank Routing #:

The Release Fee And Other Payment is not refundable.

6.	CONFIDENTIALITY.

6.1.
The terms and conditions of this Settlement and License Agreement shall constitute confidential information of each Party (“Confidential Information”). No Party shall disclose any Confidential Information to any third Person without the prior written consent of the other Party, except that a Party may disclose Confidential Information as required by SEC rules and regulations and any other required regulatory filings and may also disclose Confidential Information in response to a discovery request, subpoena or court order to produce such Confidential Information, or as otherwise required by law.

6.2.
Notwithstanding the provisions of Section 6 of this Agreement, LML may release publicly the statement substantially in the form attached hereto as Exhibit 3. First Data Corp. or TeleCheck may release publicly a statement consistent with the provisions of Section 6 of this Agreement, following approval of such statement by LML. Such approval shall not be unreasonably withheld by LML.

6.3.
All parties acknowledge and agree that it is an essential term of this Agreement that the Parties agree not to, and the Parties hereby do agree not to, disclose the contents or terms of this Agreement or any matters pertaining to this settlement, including its negotiation, whether in writing or orally to any person whatsoever, directly or indirectly, whether individually, or by or through an agent, representative, attorney or other person, unless such disclosure is (i) lawfully required by any governmental agency, including without limitation the Securities and Exchange Commission; (ii) otherwise required to be disclosed by law; (iii) necessary in any legal proceeding in order to enforce any provision of this Agreement; or (iv) permitted pursuant to this Agreement.

6.4.
The Parties agree that each may disclose the terms of this Agreement to their auditors, accountants, tax advisors and/or legal counsel only to the extent required for professional advice from those sources and only after securing a commitment from such professionals to maintain the confidentiality of the terms of this Agreement to the extent possible.

6.5.
The Parties agree that TeleCheck and First Data Corp. may disclose the terms of Sections 1.5, 1.6, 1.10, 1.11, 3.1 and 3.2 to any FDC Customer who seeks indemnification or raises any inquiry regarding any of the LML Licensed Patents or the Other LML Patents.

6.6.	The Parties agree to seek a protective order or other protective arrangement, if necessary, regarding confidential information relating to this Agreement. The Parties shall take reasonable precautions to ensure that their representatives and agents also treat such information in a confidential manner.

7.
REPRESENTATIONS AND WARRANTIES. The express representations and warranties contained in this Section 7 of this Settlement and License Agreement are the only representations and warranties made by either Party. No other representations or warranties shall be implied in law or in fact.

7.1.	LML Patent Corp. LML Patent Corp. represents and warrants as follows.

(a)
LML Patent Corp. is a corporation organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of LML Patent Corp., legally enforceable against it in accordance with its terms.

(b)	LML Patent Corp. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement and to grant and accept the rights set forth in Section 3.

(c)	LML Patent Corp. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

7.2.	LML Payment Systems, Inc. LML Payment Systems, Inc. represents and warrants as follows.

(a)
LML Payment Systems, Inc. is a corporation organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of LML Payment Systems, Inc., legally enforceable against it in accordance with its terms.

(b)	LML Payment Systems, Inc. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement and to accept the rights set forth in Section 3.

(c)
LML Payment Systems, Inc. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

7.3.	LML Payment Systems Corp. LML Payment Systems Corp. represents and warrants as follows.

(a)
LML Payment Systems Corp. is a corporation organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of LML Payment Systems Corp., legally enforceable against it in accordance with its terms.

(b)	LML Payment Systems Corp. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement and to accept the rights set forth in Section 3.

(c)
LML Payment Systems Corp. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

7.4.	First Data Corp. First Data Corp. represents and warrants as follows.

(a)
First Data Corp. is a corporation organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of First Data Corp., legally enforceable against it in accordance with its terms.

(b)
First Data Corp. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement, to accept the rights set forth in Section 3, and undertake the payment obligations set forth in Section 5.

(c)	First Data Corp. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

7.5.	TeleCheck International, Inc. TeleCheck International, Inc. represents and warrants as follows.

(a)
TeleCheck International, Inc. is a corporation organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of TeleCheck International, Inc., legally enforceable against it in accordance with its terms.

(b)
TeleCheck International, Inc. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement, to grant and accept the rights set forth in Section 3, and undertake the payment obligations set forth in Section 5.

(c)
TeleCheck International, Inc. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

7.6.	TeleCheck Services, Inc. TeleCheck Services, Inc. represents and warrants as follows.

(a)
TeleCheck Services, Inc. is a corporation organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into and legally perform its obligations under this Settlement and License Agreement. When executed and delivered, this Settlement and License Agreement shall constitute a valid and binding obligation of TeleCheck Services, Inc., legally enforceable against it in accordance with its terms.

(b)
TeleCheck Services, Inc. represents that it has the right, authority and capacity to enter into this Settlement and License Agreement, to accept the rights set forth in Section 3, and undertake the payment obligations set forth in Section 5.

(c)
TeleCheck Services, Inc. represents that it has not entered into any agreement in conflict with this Settlement and License Agreement or which would interfere with or diminish the rights granted hereunder.

8.
COMPROMISE. The Parties acknowledge that this Agreement is the result of a compromise and shall never be construed as an admission by LML, First Data Corp. or TeleCheck of any liability, wrongdoing, or responsibility on the part of any of the Parties and their respective predecessors, successors, subsidiaries, assigns, agents, officers, directors, or employees. This Agreement is entered by way of compromise and settlement to avoid the expense and risk of resolving any dispute through the continuation of litigation.

9.	INVESTIGATION AND ENFORCEMENT.

9.1
Enforcement by LML. In the event that LML brings a claim under the LML Licensed Patents or Other LML Patents against First Data Corp., TeleCheck, or any FDC Customer, and LML does not dismiss such action within thirty (30) days of written notice from First Data Corp. or TeleCheck that the defendant is a First Data Corp. or TeleCheck controlled entity or FDC Customer, and that the conduct forming the basis of such claim is licensed or permitted by this Agreement, and LML does not prevail on such claim because of the applicability of this Agreement to the alleged infringing conduct, LML shall be required to pay the attorneys’ fees and litigation costs of defending against such claim in that litigation.

9.2
Enforcement by First Data Corp. or TeleCheck. In the event that First Data Corp. or TeleCheck brings a claim under the TeleCheck Licensed Patents or Other FDC Patents against LML, and First Data Corp. or TeleCheck does not dismiss such action within thirty (30) days of written notice from LML that the defendant is an LML controlled entity, and that the conduct forming the basis of such claim is licensed or permitted by this Agreement, and First Data Corp. or TeleCheck does not prevail on such claim because of the applicability of this Agreement to the alleged infringing conduct, First Data Corp. or TeleCheck shall be required to pay the attorneys’ fees and litigation costs of defending against such claim in that litigation.

10.	MISCELLANEOUS PROVISIONS.

10.1.
Amendment/Waiver. No modification, amendment, supplement to or waiver of any provision of this Settlement and License Agreement will be binding upon the Parties unless made in a writing signed by the Parties. A failure of any Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

10.2.
Assignment. This Settlement and License Agreement may not be assigned or transferred by a Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Divesture or sale of all or substantially all of a business unit or the assets thereof shall constitute a reasonable basis for assignment of this Agreement. However, this Section 10.2 is subject to and limited by the provisions regarding transfer set forth in Section 3.4 of this Agreement.

10.3.
Entire Settlement and License Agreement. This Settlement and License Agreement sets forth the entire agreement between the Parties as it relates to the subject matter of this Settlement and License Agreement, and such documents replace and supersede any and all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties relating to the same.

10.4.
Expenses. Except as otherwise specifically provided in this Settlement and License Agreement, all costs and expenses incurred in connection with this Settlement and License Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

10.5.
Governing Law and Choice of Forum. This Settlement and License Agreement shall be construed and interpreted in accordance with the laws of Delaware, without regard to conflict of law provisions. Pursuant to Section 2.4, any disputes arising hereunder shall be resolved in the United States District Court for the District of Delaware.

10.6.
Headings. The Section headings contained in this Settlement and License Agreement are for convenience of reference only and shall not serve to limit, expand or interpret the Sections to which they apply, and shall not be deemed to be a part of this Settlement and License Agreement.

10.7.
Interpretation; Construction. The Parties have participated jointly in the negotiation and drafting of this Settlement and License Agreement. In the event an ambiguity or question of intent or interpretation arises, this Settlement and License Agreement shall be construed as if jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Settlement and License Agreement. The word “including” shall mean “including without limitation.”

10.8.
TeleCheck’s Retained Rights. The Parties acknowledge and agree that the LML Licensed Patents are “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code, as the same may be amended from time to time (the “Code”), which have been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if LML: (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) applies for or consents to the appointment of a trustee, receiver or other custodian for it, or makes a general assignment for the benefit of its creditors; (iii) commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings; or (iv) elects to reject, or a trustee on behalf of it elects to reject, this Settlement and License Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Code (“365”), or if this Settlement and License Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to 365 for any reason, this Settlement and License Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Code (“365(n)”) and First Data Corp. and TeleCheck will retain and may elect to fully exercise its rights under this Settlement and License Agreement in accordance with 365(n).

10.9.
LML’s Retained Rights. The Parties acknowledge and agree that the TeleCheck Licensed Patents are “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code, as the same may be amended from time to time (the “Code”), which have been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if TeleCheck: (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) applies for or consents to the appointment of a trustee, receiver or other custodian for it, or makes a general assignment for the benefit of its creditors; (iii) commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings; or (iv) elects to reject, or a trustee on behalf of it elects to reject, this Settlement and License Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Code (“365”), or if this Settlement and License Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to 365 for any reason, this Settlement and License Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Code (“365(n)”) and LML will retain and may elect to fully exercise its rights under this Settlement and License Agreement in accordance with 365(n).

10.10.
Notices. If a Party is required or permitted to give notice to the other Party under this Settlement and License Agreement, such notice shall be deemed given either (a) one business day if by overnight courier, delivery of which is acknowledged by signature of recipient, (b) five business days after depositing the notice in the U.S. mail, first-class postage prepaid, at the address specified below, or at such other address as the Party may specify in writing in accordance with this Section.

To LML	To First Data and TeleCheck

Mr. Patrick H. Gaines	Henry C. Duques
CEO and President	Chairman and CEO
LML Patent Corp.	First Data Corp.
Suite 1680	6200 South Quebec Street
1140 West Pender St.	Greenwood Village, CO 80111
Vancouver, BC V6E 4GI
With copies to:

with copy to:

Michael Whaley
Russell E. Levine, P.C.	General Counsel
Kirkland & Ellis LLP	First Data Corp.
200 East Randolph Drive	6200 South Quebec Street
Chicago, Illinois 60601	Greenwood Village, CO 80111

Brian Mooney
President
TeleCheck Services, Inc.
5251 Westheimer Road
Houston, Texas 77056

William J. Marsden, Jr.
Fish & Richardson P.C.
919 N. Market Street
Suite 1100
Wilmington, DE 19801

10.11.
Relationship of the Parties. This Settlement and License Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between LML, First Data Corp. and TeleCheck, and no Party shall have any right to obligate or bind any other Party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, except as expressly provided herein.

10.12.
Severability.  If any provision of this Settlement and License Agreement is found or held to be invalid or unenforceable, the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it will be severed from the remainder of this Settlement and License Agreement, as appropriate. The remainder of this Settlement and License Agreement shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either Party.

10.13.
Counterparts. This Settlement and License Agreement, which with exhibits included consists of 25 pages, may be executed in two or more counterparts, each of which shall be considered one and the same document.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Settlement and License Agreement to be executed by their duly authorized officers as of the Effective Date.

LML PATENT CORP.

By:	/s/ Patrick H. Gaines

Name:	Patrick H. Gaines

Title:	CEO and President

Dated:	April 1, 2006

LML PAYMENT SYSTEMS CORP.

By:	/s/ Patrick H. Gaines

Name:	Patrick H. Gaines

Title:	CEO and President

Dated:	April 1, 2006

LML PAYMENT SYSTEMS, INC.

By:	/s/ Patrick H. Gaines

Name:	Patrick H. Gaines

Title:	CEO and President

Dated:	April 1, 2006

FIRST DATA CORPORATION

By:	/s/ Brian Mooney

Name:	Brian Mooney

Title:	Senior Vice President

Dated:	April 1 , 2006

TELECHECK INTERNATIONAL, INC.

By:	/s/ Brian Mooney

Name:	Brian Mooney

Title:	President

Dated:	April 1, 2006

TELECHECK SERVICES, INC.

By:	/s/ Brian Mooney

Name:	Brian Mooney

Title:	President

Dated:	April 1, 2006

EXHIBIT 1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

LML PATENT CORP.,	)
)
Plaintiff,	)
)
)
v.	)	Civil Action No. 04-858 SLR
)
TELECHECK SERVICES, INC.,	)	Jury Trial Demanded
ELECTRONIC CLEARING HOUSE, INC.,	)
XPRESSCHEX, INC., and	)
NOVA INFORMATION SYSTEMS, INC.	)
)
Defendants.	)

STIPULATED DISMISSAL PERTAINING
TO SOME BUT NOT ALL DEFENDANTS

WHEREAS, plaintiff, LML Patent Corp., and defendant TeleCheck Services, Inc., as indicated by the signature of counsel appearing below, have agreed to the dismissal of TeleCheck Services, Inc. from this action pursuant to Federal Rule of Civil Procedure 41 and subject to the terms of this Order and a confidential settlement agreement, dated March __, 2006,

NOW, THEREFORE, it is ordered as follows:

1.     The claims by LML Patent Corp. against TeleCheck Services, Inc. are hereby dismissed with prejudice.

2.     Each party shall bear its own costs and attorneys fees attributable to the prosecution and defense of the claims as between LML Patent Corp. and TeleCheck Services, Inc.

3.     As a result of this stipulated dismissal, the following motions are rendered moot:

•	LML’S MOTION FOR SUMMARY JUDGMENT NO. 1: FOR A RULING THAT TELECHECK INFRINGES CLAIMS 1, 2, 4, 5, 6, 9, 10, 11 AND 16 OF THE ‘988 PATENT (Dkt. No. 312)

•	DEFENDANT TELECHECK SERVICES, INC.’S MOTION FOR SUMMARY JUDGMENT OF NON-INFRINGEMENT (Dkt. No. 341)

STIPULATED AND AGREED

/s/ Richard K. Herrmann	/s/ William J. Marsden, Jr.
Richard K. Herrmann #405	William J. Marsden, Jr. (I.D. No. 2247)
MORRIS JAMES HITCHENS & WILLIAMS	Sean Hayes (I.D. No. 4413)
222 Delaware Avenue, 10th Floor	FISH & RICHARDSON
Wilmington, Delaware 19801	919 North Market Street, Suite 1000
(302) 888-6800	Wilmington, Delaware 19801
rherrmann@morrisjames.com	302.652.5070
marsden@fr.com
Russell E. Levine, P.C.	hayes@fr.com
Jamie H. McDole
KIRKLAND & ELLIS LLP	Counsel for Defendant
200 East Randolph Drive	TeleCheck Services, Inc.
Chicago, Illinois 60601
312.861.2000

Counsel for Plaintiff
LML Patent Corp.

SO ORDERED this ______ day of ______________________, 2006.

Judge Sue L. Robinson

CERTIFICATE OF SERVICE

I hereby certify that on the __ day of _______, 2006, I electronically filed the foregoing document, STIPULATED DISMISSAL, with the Clerk of the Court using CM/ECF which will send notification of such filing to the following:

Francis DiGiovanni, Esq. (I.D. No. 3189)	Mark Scarsi, Esq.
CONNOLLY BOVE LODGE & HUTZ	Vision Winter, Esq.
The Nemours Building	O'Melveny & Myers LLP
1007 N. Orange Street	400 South Hope Street
Wilmington, Delaware 19801	Los Angeles, CA 90071

Mark B. Mizrahi, Esq.	William Marsden, Esq.
BELASCO JACOBS & TOWNSLEY	Timothy Devlin, Esq.
Howard Hughes Center	Fish & Richardson
6100 Center Drive, Suite 630	919 N. Market Street, Suite 1100
Los Angeles, CA 90045	Wilmington, DE 19801

Richard D. Kirk, Esq. (I.D. No. 922)
THE BAYARD FIRM
222 Delaware Avenue, Suite 900
Wilmington, DE 19801

/s/ Richard K. Herrmann
Richard K. Herrmann (I.D. No. 405)
Mary B. Matterer (I.D. No. 2696)
MORRIS, JAMES, HITCHENS & WILLIAMS
222 Delaware Avenue, 10th Floor
Wilmington, Delaware 19801
302.888.6800
rherrmann@morrisjames.com
mmatterer@morrisjames.com

Counsel for Plaintiff LML Patent Corp.

EXHIBIT 2

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

TELECHECK INTERNATIONAL, INC., a	)
Delaware Corporation,	)
)
Plaintiff and Counterclaim Defendant,	)
	)	Civil Action No. 2:05-CV-270
v.	)
	)	Hon. Caroline M. Craven
LML PAYMENT SYSTEMS, INC., a Yukon	)
Territory, Canada corporation; and LML	)
PAYMENT SYSTEMS CORP., a Delaware	)
corporation,	)
)
Defendants and Counterclaim	)
Plaintiffs,	)
)
v.	)
)
TELECHECK SERVICES, INC., a Delaware	)
corporation,	)
)
)
)
Counterclaim Defendant.	)
)

STIPULATED DISMISSAL

WHEREAS, TeleCheck International, Inc., TeleCheck Services, Inc., LML Payment Systems, Inc. and LML Payment Systems Corp., as indicated by the signature of counsel appearing below, have agreed to the dismiss their respective causes of actions and claims with prejudice pursuant to Federal Rule of Civil Procedure 41 and subject to the terms of this Order and a confidential settlement agreement, dated March __, 2006,

NOW, THEREFORE, it is ordered as follows:

The above captioned case, and all claims asserted therein, are hereby dismissed with prejudice. Each party shall bear its own costs and attorneys fees attributable to the prosecution and defense of such claims.

SO ORDERED this ______ day of ______________________, 2006.

Dated this __ day of March 2006

By:	By:
Otis W. Carroll	Melissa R. Smith
Ireland Carroll & Kelley, P.C.	Gillam & Smith, LLP
6101 South Broadway, Suite 500	110 South Bolivar Street, Suite 204
Tyler, TX 75703	Marshall, Texas 75670
Phone: (903) 934-8450
Fax: (930) 934-9257
Email: Melissa@gillamsmithlaw.com

William Marsden	Russell E. Levine, P.C.
Thomas L. Halkowski, Esq.	Jamie H. McDole
Fish & Richardson P.C.	Kirkland & Ellis LLP
919 N. Market St. Suite 1100	200 East Randolph Drive
P.O. Box 1114	Chicago, Illinois 60601
Wilmington, DE 19899-1114	Phone: (312) 861-2000
Fax: (312) 861-2200

Attorneys for TeleCheck International, Inc. and TeleCheck Services, Inc.	Attorneys for LML Payment Systems, Inc. and LML Payment Systems Corp.

EXHIBIT 3

EXHIBIT 3

Statement for Public Release Pursuant to Section 6.2

LML and TeleCheck Enter Into Patent License

VANCOUVER, BC, April 3, 2006 - LML Patent Corp. (“LML”), a wholly-owned subsidiary of LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP) announced today that LML and TeleCheck Services, Inc. (“TeleCheck”) have settled litigations and entered into a cross patent license agreement. The Settlement and License Agreement provides TeleCheck and First Data Corporation with a license to LML’s patents for electronic check conversion, including LML’s U.S. Patent Nos. 5,484,988; 6,164,528 and 6,283,366, and provides LML with a license to First Data Corporation’s U.S. Patent Nos. 5,679,938 and 5,679,940. Terms of the Settlement and License Agreement are confidential.

About LML Payment Systems Inc. (www.lmlpayment.com)

The Corporation, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to national, regional and local retailers. The Corporation also provides selective routing of debit, credit and EBT transactions to third party processors and banks for authorization and settlement. The Corporation’s intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Statements contained in this news release which are not historical facts are forward-looking statements, subject to uncertainties and risks. For a discussion of the risks associated with the Corporation’s business, please see the documents filed by the Corporation with the SEC.

LML Payment Systems, Inc.
Patrick H. Gaines
President and CEO
(604) 689-4440

Investor Relations
(800) 888-2260